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                           SCHEDULE 14A INFORMATION

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          General Motors Corporation
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                        DEFINITIVE ADDITIONAL MATERIALS

          The following pages contain material that will be provided to employees of Hughes Electronics Corporation ("Hughes Electronics") in an employee communication to be distributed on or after November 20, 1997. In addition, such material will appear in the November 21, 1997 edition of the Hughes Electronics Herald. Such material relates to a series of transactions involving Hughes Electronics (the "Hughes Transactions"), as more fully described in the solicitation statement/prospectus (the "Solicitation Statement/Prospectus") which forms a part of the Registration Statements on Form S-4 of GM, File No. 333-37215, and HE Holdings, Inc., File No. 333-37223. Please refer to the Solicitation Statement/Prospectus for additional information on the Hughes Transactions.
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                          HUGHES ELECTRONICS HERALD
            Hughes Electronics Corporation, Los Angeles, California

                               November 19, 1997

     General Motors is seeking pursuant to a Solicitation Statement/Prospectus stockholder approval for a series of strategic transactions involving the three major business segments of Hughes Electronics Corporation: (1) the spin-off of the defense electronics business of Hughes Electronics to the General Motors stockholders (which will be followed by a merger of that business with Raytheon Company), (2) the transfer of Delco Electronics, the automotive electronics business of Hughes Electronics, back to General Motors (where it will be combined with Delphi Automotive Systems), and (3) the recapitalization of the Class H common stock into a new class of General Motors common stock with a tracking interest in the telecommunications and space business of Hughes Electronics.

     The Solicitation Statement/Prospectus, which describes these transactions and the issues to be voted on, has been mailed to all General Motors common stockholders (both Class H and $1 2/3). Employees who indirectly own shares of Class H common stock through the Hughes Thrift & Savings Plan will receive the Solicitation Statement/Prospectus from the Plan's trustee along with voting cards and return envelopes. The Solicitation Statement/Prospectus contains important information and all stockholders are urged to read it in its entirety.

                          FREQUENTLY ASKED QUESTIONS

Q. We have heard that GM $1 2/3 stockholders and GMH stockholders will receive Raytheon stock. How will this work?

A. The answer to this question can be found on Page 5 of the Solicitation Statement/Prospectus, which provides that:

   In the spin-off, GM's common stockholders will receive Class A Common Stock of Hughes Defense. In the merger of Hughes Defense and Raytheon, this stock will remain outstanding as Class A Common Stock of New Raytheon (except that fractional shares will be sold for cash) and Raytheon's common stockholders will receive Class B Common Stock of New Raytheon.

   The Class A Common Stock will represent approximately 30% of the outstanding equity value of New Raytheon. The Class B Common Stock will represent the remaining approximately 70% of the outstanding equity value. With respect to the election of directors of New Raytheon, the Class A Common Stockholders will possess 80.1% of the voting power. The Class B Common Stockholders will possess the remaining 19.9% of the voting power in the election of directors. Each class will vote separately as to all other matters. Except as to voting rights, the Class A Common Stock and Class B Common Stock will be identical.

Q. How will the amount of Raytheon stock I receive for each share of GM Class H Common Stock (GMH) that I own be determined?

A. The answer is found on page 5 of the Solicitation Statement/Prospectus, which provides that:

   Based on the Recent Raytheon Stock Price [$51.00 per share, the closing price of Raytheon Common Stock on November 7, 1997], we estimate that approximately 58.7% of these shares will be distributed to GM Class H Common Stockholders and approximately 41.3% will be distributed to GM $1 2/3 Common Stockholders. We refer to the relationship between these amounts as the "Distribution Ratio."

   The Distribution Ratio is a formula that depends on certain variables that cannot be known precisely until the closing of the Hughes Transactions. The most significant of these variables is the average closing market price of Raytheon

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     Common Stock during a specified period shortly before the closing. (For more information, see "Special Factors -- The Distribution Ratio" in Chapter 3 [of the Solicitation Statement/Prospectus]).

     In setting the Distribution Ratio, the GM Board determined that GM Class H Common Stockholders should receive a portion of the Class A Common Stock equal to the Class H Fraction to reflect their current tracking stock interest in Hughes Defense plus an additional amount of Class A Common Stock to compensate them for relinquishing their current tracking stock interest in Delco and for the other net effects of the Hughes Transactions.

Q. How many shares of Raytheon Class A Common Stock will I get for each share of GM Class H Common Stock that I own?

A. The answer to this question is found on Page 6 of the Solicitation Statement/Prospectus, which provides that:

     The following table illustrates the effect the Hughes Transactions would have on the ownership interests of a holder of one share of each class of GM common stock, if the relevant market price of Raytheon Common Stock were equal to the Recent Raytheon Stock Price [$51.00 per share on November 7, 1997].

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Example of Ownership                      Example of Ownership After
Before the Hughes Transactions            the Hughes Transactions
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One share of GM $1 2/3                    One share of GM $1 2/3
Common Stock                              Common Stock
                                          AND
                                          0.05987 shares of Class A
                                          Common Stock with an indicated market
                                          value of $3.05.

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One share of GM Class H                   One share of New GM
Common Stock                              Class H Common Stock
                                          AND
                                          0.58836 shares of Class A
                                          Common Stock with an indicated market
                                          value of $30.01.

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     For a table showing the distribution of the Class A Common Stock between the two classes of GM common stock based on a range of Raytheon Common Stock prices, see "Special Factors -- The Distribution Ratio" in Chapter 3 [of the Solicitation Statement/Prospectus].

Q.   What is this New GM Class H Common Stock?

A. The answer to this question is found on Pages 6 and 7 of the Solicitation Statement/Prospectus, which provides that:

     Like the current GM Class H Common Stockholders, the holders of New GM Class H Common Stock will be stockholders of General Motors, not of Hughes Electronics. The new GM Class H Common Stock will represent an approximately 25.6% tracking stock interest in New Hughes Electronics (based on the Class H Fraction as of September 30, 1997), which will have one principal business: Hughes Telecom. This will be a more focused investment than the existing GM Class H Common Stock, which currently represents an approximately 25.6% tracking stock interest in the three principal businesses of Hughes Electronics: Hughes Defense, Delco, and Hughes Telecom.